THE OPTIONS GRANTED BY THIS STOCK OPTION AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED, OR UNLESS SOLD PURSUANT TO RULE 144.

                            20/20 LASER CENTERS, INC.
                             STOCK OPTION AGREEMENT

20/20 Laser Centers, Inc. (the "Company") hereby grants to Eric D. Donnenfeld, M.D. ("Optionee"), effective as of September 19, 1996, options (the "Options") to purchase shares of common stock, $.0.01 par value, of the Company (the "Option Shares") pursuant to (1) that certain letter agreement between the Company and Optionee dated November 9, 1995 regarding Optionee's guaranty of the Summit excimer laser purchased by the Company through DVI Financial (the "Laser Agreement"), and (2) that certain letter agreement (the "MPSO Agreement") from the Company to Optionee dated as of June 23, 1995 regarding Optionee's services as a Medical Practice Site Organizer and a City Organizer in the New York Metropolitan area (collectively, the "Service Agreements"). This Stock Option Agreement is intended to formalize the Options that Optionee has earned pursuant to the Service Agreements. The Options are subject to the terms and conditions set forth below. Capitalized terms not defined herein shall have the meaning as set forth in the Service Agreements.

1.    Number of Option Shares: 115,000 shares (the "Option Shares")

2.    Exercise Price: $0.01 per Option Share.

3. Type of Option: The Options shall not be considered as qualified stock options under Section 422 of the Internal Revenue Code. The Options are granted to Optionee's as compensation for personal services pursuant to Rule 701 under the Securities Exchange Act of 1933 (the "Act").

4.    Method of Exercise; Payment.

      (a) Subject to paragraph 5 hereof, the Options may be exercised by the Optionee, in whole or in part and from time to time, by tendering to the Company at its principal office a notice of exercise form attached hereto as Appendix A duly executed, together with the Stock Option Agreement and payment to the Company by check of an amount equal to the Exercise Price multiplied by the number of Option Shares purchased.

      (b) Promptly following receipt from the Optionee of the notices and instruments required for the Optionee to exercise the Options, including payment of the then applicable Exercise Price, the Company shall issue to the Optionee a certificate for the number of Option Shares acquired. If all of the Options are not exercised, the Company shall return the Stock Option Agreement to the Optionee, together with a written notice indicating the aggregate number of shares acquired upon the current and all prior exercises of the Options.

5. Expiration of Options: The Options will expire on March 1, 1999. If Optionee does not exercise the respective Options on or before such expiration date set forth above, then the Options will be null and void.

6. Acknowledgments of Optionee: The Options granted pursuant to this Stock Option Agreement are personal to the Optionee and, prior to exercising such Options, may not be assigned or transferred to any other person except by will or the laws of descent and distribution. The Optionee acknowledges that he was informed that the Option Shares are not currently registered under the Act. Even after the Options are exercised, unless the Company has registered the Option Shares under the Act at that time, the Option Shares may not be transferred or otherwise disposed of unless the Option Shares are subsequently registered under the Act or an exemption from such registration is available. The Optionee was informed that the Company is under no obligation to register the Option Shares under the Act or to comply with any other applicable exemption under the Act with respect to the Option Shares. However, the undersigned is aware that the Company has entered into a Share for Share Exchange Agreement (the "Share Exchange Agreement") dated December 15, 1996 with TLC The Laser Center, Inc. ("TLC") pursuant to which, if the transaction contemplated therein closes, TLC will have obligations to register TLC shares held by the Company's former shareholders under the circumstances described in the Share Exchange Agreement and other documents referenced therein. The undersigned will not sell or otherwise transfer the Option Shares, except by will or the laws of descent and distribution or except when such sale or transfer is made in compliance with the Act and all applicable federal, state and local laws. The Optionee accepts the Options described herein in full satisfaction of all stock options and rights to receive any stock compensation under the Service Agreements.

7. Restrictions on Transferability: The Option Shares granted upon exercise of the Options may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if required by the Company). The Options Shares granted upon exercise of this the Options shall be imprinted with a legend in substantially the following form:

            "THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME."

8.    Adjustment of Option Shares and Change in Capital Structure

      a. The existence of outstanding Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise; provided, however that no action shall be taken to increase the par value of the Common Stock.

      b. If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Common Stock outstanding, without receiving compensation therefor in money, services or property, then (1) the number, class, and per share price of shares of Common Stock subject to outstanding Options hereunder shall be appropriately adjusted in such a manner as to entitle the Optionee to receive upon exercise of an Option, for the same aggregate cash consideration, the same total number and class of shares as he would have received had the Optionee exercised his or her Option in full immediately prior to the event requiring the adjustment; and (2) the number and class of shares then reserved for issuance as a result of Options outstanding shall be adjusted by substituting for the total number and class of shares of Common Stock then reserved that number and class of shares of Common Stock that would have been received by the owner of an equal number of outstanding shares of each class of Common Stock as the result of the event requiring the adjustment.

      c. After a merger of one or more corporations with the Company or after a consolidation of the Company and one or more corporations, or the sale of all or substantially all of the Company's assets in a transaction where holders of the Common Stock of the Company shall be entitled to receive securities in exchange for their Common Stock, Optionee shall, at no additional cost, be entitled upon exercise of such Option to receive (subject to any required action by stockholders) in lieu of the number and class of shares as to which such Option shall then be so exercisable, the number and class of shares of stock or other securities to which Optionee would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, Optionee had been the holder of record of the number and class of shares of Common Stock equal to the number and class of shares as to which such Option shall be so exercised.

      d. Except as previously expressly provided, neither the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, nor the increase or decrease of the number of authorized shares of stock, nor the addition or deletion of classes of stock, shall affect, and no adjustment by reason thereof shall be made with respect to, the number, class or price of shares of Common Stock then subject to outstanding Options.

      e. Adjustment under the preceding provisions of this section will be made by the Board of Directors of the Company in good faith, whose determination as to what adjustments will be made and the extent thereof will be final, binding, and conclusive.

9. Authorization and Reservation of Shares. During the term of this Stock Option Agreement, the Company will at all times have authorized and reserved a sufficient number of shares of its Common Stock to provide for the exercise of the rights to purchase Common Stock as provided for herein.

10. No Fractional Share or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the Optionee's rights to purchase Common Stock, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Exercise Price then in effect.

11. Registry. The Company shall maintain a registry showing the name and address of the registered Optionee of this Stock Option Agreement.

12. Miscellaneous. This Stock Option Agreement shall be governed by and construed under the laws of the State of Maryland. The titles of the sections and subsections of this Stock Option Agreement are for convenience only and are not to be considered in construing this Stock Option Agreement. All pronouns used in this Stock Option Agreement shall be deemed to include masculine, feminine or neuter forms. This Stock Option Agreement does not entitle the Optionee to any voting rights or other rights as a shareholder of the Company prior to the exercise of the Optionee's rights to purchase Common Stock as provided for herein. All notices required or permitted to be given under this Stock Option Agreement shall be in writing and shall be delivered in person, by telecopy, by express courier or by certified mail, return receipt requested, postage prepaid.

The Company, by its duly authorized officer, agrees to the terms and conditions of this Stock Option Agreement.

ATTEST:                             20/20 LASER CENTERS, INC.


By: /s/ Elizabeth A. Karmin            By: /s/ Gary F. Jonas
    -------------------------              -------------------------------------
Secretary                              President and CEO

The Optionee accepts the Options subject to the terms and conditions of this Stock Option Agreement and the MPSO Agreement.


WITNESS:                            OPTIONEE:


                                           /s/ Eric D. Donnenfeld
----------------------                     -------------------------------------
                                           Eric D. Donnenfeld, M.D.

                                   APPENDIX A
                               NOTICE OF EXERICISE

TO:   20/20 Laser Centers, Inc.
      6701 Democracy Boulevard; Suite 200
      Bethesda, Maryland 20817

1. The undersigned hereby elects to purchase ______ shares of the Common Stock of 20/20 Laser Centers, Inc. pursuant to the terms of the attached Stock Option Agreement, and tenders herewith payment of the purchase price of such shares in full.

2. The undersigned further acknowledges that the undersigned was informed as to and understands the circumstances under which the undersigned is required to hold the Option Shares pursuant to the requirements of the Securities Act of 1933 (the "Act") and other applicable state securities laws.

3. The undersigned acknowledges that the undersigned was informed that the Option Shares are not registered under the Act and may not be transferred or otherwise disposed of unless the Option Shares are subsequently registered under the Act or an exemption from such registration is available. The undersigned was informed that the Company is under no obligation to register the Option Shares under the Act or to comply with Regulations A or D or any other applicable exemption under the Act with respect to the Option Shares.

4. The Option Shares being purchased by the undersigned are solely for the undersigned's own account and are being acquired for investment only and not with a view to resale or distribution. No persons other than the undersigned will have any interest in the Option Shares being purchased by the undersigned. The undersigned will not sell or otherwise transfer the Option Shares, except when such sale or transfer is made in compliance with the Act and all state and local laws.

5. Please issue a certificate or certificates representing such shares of the Common Stock in the name of the undersigned or in such other name as is specified below.

                                    -------------------------
                                            (Name)

                                    -------------------------
                                           (Address)

                                    -------------------------

                                    -------------------------
                                         Taxpayer ID #

-----------------------------       -------------------------
(Date)                                    (Signature)